                                                                    EXHIBIT 23.1

                          CONSENT OF ERNST & YOUNG LLP


    We consent to the reference to our firm under the caption "Experts" in Amendment No. 2 to the Registration Statement (Form S-4 No. 333-32027) and related Prospectus of MMI Companies, Inc. and subsidiaries for the registration of shares of its common stock and to the incorporation therein of our reports dated February 27, 1997, with respect to the consolidated financial statements of MMI Companies, Inc. and subsidiaries for the years ended December 31, 1996, 1995 and 1994 incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1996, as amended by Form 10-K/A No. 1, and the related financial statement schedules included therein, filed with the Securities and Exchange Commission.


                                          /s/ ERNST & YOUNG LLP
                                           ERNST & YOUNG LLP


Chicago, Illinois
October 20, 1997